UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

SOVEREIGN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

RELATIONAL INVESTORS LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

For more information contact:

Sandi Christian

(858) 704-3335

slc@rillc.com

RELATIONAL INVESTORS RESPONDS TO SOVEREIGN BANCORP DEALS

SAN DIEGO, CA, October 24, 2005 — Relational Investors LLC (“Relational”) is providing the following statement in response to Sovereign Bancorp, Inc.’s (“Sovereign” or the “Company”) press release of today regarding transactions involving Grupo Santander and Independence Community Bank Corp.

Relational is astounded by this expensive series of transactions. Not only will Sovereign pay what we believe is an inordinate price for assets that are riskier than Sovereign’s, but our analysis shows that these transactions will be dilutive to earnings when compared to a share repurchase in both the near term and the long term. Sovereign’s management has assured shareholders on multiple occasions over the last 60 days that share repurchases were the priority use of capital. We believe this series of transactions has been carefully crafted to circumvent a shareholder vote. Therefore, we are left to conclude that the board’s primary purpose for these transactions is to dilute shareholder voting power in the face of our initiative to elect truly independent directors.

Ralph Whitworth, Principal of Relational, observed, “This is consistent with this board’s pattern of disrespecting shareholder interests in favor of entrenching themselves in their lucrative positions. These deals will not deter us and only strengthen our resolve.” Relational anticipated a maneuver of this type on page 15 of its proxy statement filed with the Securities and Exchange Commission on October 20, 2005.

About Relational Investors

Relational Investors LLC is an asset management firm located in San Diego, California managing $6.0 billion.  Additional information about Relational is available on their website at www.rillc.com.

Further Information About Relational’s Preliminary Proxy Materials

On October 20, 2005, Relational Investors LLC (“Relational”), together with a number of affiliated persons and entities that may be deemed “participants” for purposes of the solicitation rules of the Securities and Exchange Commission (“SEC”), filed a preliminary proxy statement on Schedule 14A with the SEC relating to a possible solicitation of proxies from the shareholders of Sovereign Bancorp, Inc. (“Sovereign”) in connection with Relational’s nomination of Ralph Whitworth and David Batchelder for election to Sovereign’s board of directors at Sovereign’s 2006 Annual Meeting of shareholders. Relational will prepare and file with the SEC a definitive proxy statement relating to their

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nomination of Messrs. Whitworth and Batchelder and may file other proxy solicitation materials.  SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT (AND THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE) BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING RELATIONAL’S NOMINATION OF MESSRS. WHITWORTH AND BATCHELDER FOR ELECTION AS DIRECTORS.  The preliminary proxy statement is, and the definitive proxy statement (when it becomes available) will be, available for free at www.sec.gov, along with any other relevant documents.  You may also obtain a free copy of the preliminary proxy statement, or the definitive proxy statement (when it becomes available), by contacting Maudie Holland of Relational at (858) 704-3321, or by sending an email to maudie@rillc.com.  Information regarding the names, affiliation, and interests of persons who may be deemed to be participants in our solicitation of proxies of Sovereign’s shareholders is available in the preliminary proxy statement filed with the SEC on October 20, 2005.

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